





1Q 2015 Earnings Conference Call

April 30, 2015







NYSE: CW

Safe Harbor Statement

Please note that the information provided in this presentation is accurate as of the date of the original presentation. The presentation will remain posted on this web site from one to twelve months following the initial presentation, but content will not be updated to reflect new information that may become available after the original presentation posting. The presentation contains forward-looking statements including, among other things, management's estimates of future performance, revenue and earnings, our management's growth objectives and our management's ability to produce consistent operating improvements. These forward-looking statements are based on expectations as of the time the statements were made only, and are subject to a number of risks and uncertainties which could cause us to fail to achieve our then-current financial projections and other expectations. We undertake no duty to update this information. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, including, among other sections, under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is on file with the SEC and available at the SEC's website at www.sec.gov.

Overview of First Quarter 2015 Results

- Net Sales increased 1% (Up 3% organic)
- Operating Income increased 19% (Up 16% organic)
- Operating Margin up 210 bps to 13.3% (12.7% organic)
  - Solid organic growth in Commercial/Industrial and Power segments
  - Benefits of ongoing margin improvement initiatives
- Diluted EPS of $0.89
  - Includes $0.10 one-time net benefit from AP1000 program
- New Orders up 8%

Notes:
For the purposes of this presentation, Organic excludes the impact of foreign currency translation.
All figures presented on a continuing operations basis.

1Q 2015 End Market Sales


General Industrial 27%
Commercial Aero 19%
Power Generation 21%
Aero & Ground Defense 16%
Naval Defense 17%

Notes:
Percentages in chart relate to First Quarter 2015 sales.
All figures presented on a continuing operations basis.

1Q'15 Results:

- Defense Markets +4%; organic +6%
- Commercial Markets (1%); organic +1%

Key Drivers:

- Higher AP1000 program revenues (Progress Energy termination)
- Strong int'l ground defense sales
- Higher Virginia-class submarine revenues (timing)

Key Challenges:

- Declines in U.S. aftermarket power generation
- Lower sales on oil & gas projects (timing)

1Q 2015 Operating Income / Margin Drivers

($ in millions)	1Q'15 Reported	1Q'14 Reported	Reported Change vs. 1Q'14	Organic Change vs. 1Q'14
Commercial/Industrial	$43.3	$38.5	12%	12%
Margin	14.5%	12.8%	+170 bps	+140 bps
Defense	18.0	15.8	14%	0%
Margin	15.9%	14.0%	+190 bps	(50 bps)
Power	19.5	14.3	37%	38%
Margin	14.5%	11.0%	+350 bps	+360 bps
Total Segments	**$80.8**	**$68.6**	**18%**	**15%**
Total Curtiss-Wright	**$72.8**	**$61.0**	**19%**	**16%**
Margin	**13.3%**	**11.2%**	**+210 bps**	**+150 bps**

Notes:

For the purposes of this presentation, Organic excludes the impact of foreign currency translation.

All figures presented on a continuing operations basis.

CURTISS-WRIGHT

2015E End Market Sales Outlook (Guidance as of April 29, 2015)

	FY2015E	% of Total Sales
Aero Defense	(2) - 2%	12%
Ground Defense	26 - 30%	4%
Naval Defense	(2) - 2%	17%
Total Defense Including Other Defense	**2 - 4%**	**33%**
Commercial Aero	(2) - 2%	19%
Power Generation	(2) - 2%	18%
General Industrial	5 - 9%	30%
Total Commercial	**2 - 4%**	**67%**
Total Curtiss-Wright	**2 - 4%**	

* All figures presented on a continuing operations basis.

CURTISS-WRIGHT

2015E Financial Outlook (Guidance as of April 29, 2015)

($ in millions)	FY2014 Pro Forma	FY2015E	Growth %
Total Sales	**$2,243**	**$2,280 - 2,330**	**2 - 4%**
Commercial / Industrial	$1,228	$1,265 - 1,285	3 - 5%
Defense	$490	$500 - 515	2 - 5%
Power	$525	$515 - 530	(2) - 1%
Total Operating Income	**$282**	**$303 - 312**	**7 - 10%**
CW Margin	12.6%	13.3% - 13.4%	70 - 80 bps
Commercial / Industrial	$179	$188 - 191	5 - 7%
Margin	14.5%	14.8% - 14.9%	
Defense	$83	$90 - 93	9 - 13%
Margin	16.9%	18.0% - 18.1%	
Power	$51	$59 - 61	14 - 18%
Margin	9.8%	11.4% - 11.5%	
Corporate and Other	($30)	($33)	-
Diluted EPS	**$3.46**	**$3.80 - 3.90**	**10 - 13%**

* All figures presented on a continuing operations basis.

2015E Financial Outlook (Guidance as of April 29, 2015)

	FY2014A	FY2015E
Free Cash Flow (1)	**$265M**	**$100 - 120M**
Adjusted Free Cash Flow (2)	**$254M**	**$245 - 265M**
Free Cash Flow Conversion(3)	156%	55 - 64%
Adjusted Free Cash Flow Conversion(4)	149%	135 - 142%

(1) Free Cash Flow is defined as cash flow from operations less capital expenditures

(2) Adjusted Free Cash Flow excludes:

- Contributions to the Company's corporate defined benefit pension plan of $40 million in 2014 and $145 million in 2015.
- Cash flows from Discontinued Operations of $51 million in 2014.

(3) Free Cash Flow Conversion is calculated as free cash flow from operations divided by earnings from continuing operations.

(4) Adjusted Free Cash Flow Conversion is calculated as adjusted free cash flow divided by earnings from continuing operations.

Strategic Margin Drivers

- **Operational and productivity improvement initiatives**
  - Operational Excellence (Lean, Supply Chain Management)
  - Low Cost Economies
  - Segment Focus
  - Shared Services
  - Consolidation Programs
- **Aided by steady organic sales growth**
- **75th Percentile: 14.2% Operating Margin**

Advancing to Top Quartile Performance

Balanced Capital Allocation


Shareholder Returns
Operational Requirements
Acquisitions

- **Committed to steady returns to shareholders**
  - ~$50M in 1Q'15 share repurchases
  - $200 million in share repurchases expected in 2015
- **Utilize free cash flow for bolt-on acquisitions**
- **Internal investment driving sustained growth**

CURTISS-WRIGHT

Outlook for 2015 and Closing Comments

- **Expect solid sales and operating income with strong, double-digit growth in diluted EPS**
  - Growth anticipated in both commercial and defense markets
- **On track for significant operating margin expansion**
  - Driven by operational improvement and cost reduction initiatives
  - Long-term Operating Margin objective: Upper Quartile
- **Solid free cash flow expectations driven by improved working capital management**

Focused on Increasing Shareholder Value

Appendix

Non-GAAP Reconciliation

	Three Months Ended March 31, 2015 vs 2014							
	Commercial/Industrial		Defense		Power		Total Curtiss-Wright	
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	2%	12%	4%	(0%)	4%	38%	3%	16%
Acquisitions	0%	(0%)	0%	0%	0%	(1%)	0%	(0%)
Foreign Currency	(3%)	(0%)	(3%)	14%	(0%)	(0%)	(2%)	3%
Total	(1%)	12%	1%	14%	4%	37%	1%	19%

Organic Revenue and Organic Operating income

The Corporation discloses organic revenue and organic operating income because the Corporation believes it provides investors with insight as to the Company's ongoing business performance. Organic revenue and organic operating income are defined as revenue and operating income excluding the impact of foreign currency fluctuations and contributions from acquisitions made during the last twelve months.

Note: Amounts may not add due to rounding

CURTISS-WRIGHT